                                                                    EXHBIT 10.35

                            ASSET PURCHASE AGREEMENT

                             DATED DECEMBER 13, 2005

                                     BETWEEN

                           SATCON POWER SYSTEMS, INC.,
                                     SELLER

                                       AND

                           QUALMARK LING CORPORATION,
                                      BUYER

                                TABLE OF CONTENTS


Exhibits                                                     Page
--------                                                     ----
Exhibit A - Bill of Sale
Exhibit B - Instrument of Assumption
Exhibit C - Cross Receipt
Exhibit D - Confidentiality and Non-Disclosure Agreement

Schedules
---------
Schedule 1.1(b) -   Excluded Assets
Schedule 1.5 -      PM10 Designs
Schedule 2.1 -      Organization
Schedule 2.3 -      Non-Contravention
Schedule 2.5(a) -   Acquired Assets
Schedule 2.5(c) -   Security Interests
Schedule 2.6(a) -   Intellectual Property
Schedule 2.7 -      Inventory
Schedule 2.8 -      Contracts
Schedule 2.10 -     Warranties

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement is entered into as of December , 2005 by and between Qualmark Ling Corporation, a Colorado corporation (the "Buyer"), and SatCon Power Systems, Inc., a Delaware corporation (the "Seller").

     This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets and assume certain of the liabilities of the Seller related to its Ling Shaker and Amplifier business.

     Capitalized terms used in this Agreement shall have the meanings ascribed to them in Article IX.

     In consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I

                               THE ASSET PURCHASE

     1.1 Purchase and Sale of Assets.

          (a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall purchase from the Seller, and the Seller shall sell, transfer, convey, assign and deliver to the Buyer, at the Closing, for the consideration specified below in this Article I, all right, title and interest in, to and under the Acquired Assets.

          (b) Notwithstanding the provisions of Section 1.1(a), the Acquired Assets shall not include the Excluded Assets.

     1.2 Assumption of Liabilities.

          (a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall assume and become responsible for, from and after the Closing, the Assumed Liabilities.

          (b) Notwithstanding the terms of Section 1.2(a) or any other provision of this Agreement to the contrary, the Buyer shall not assume or become responsible for, and the Seller shall remain liable for, the Retained Liabilities.

     1.3 Purchase Price.

          (a) The Purchase Price to be paid in full in cash by the Buyer for the Acquired Assets at the Closing shall be $2,325,000, subject to adjustment as set forth in Section 1.3(b) below.

          (b) Prior to Closing Seller and Buyer shall, jointly and in good faith, make an evaluation of any changes in the inventory of Seller as reflected in Schedule 2.7. Any reduction in such inventory shall result in a concomitant reduction in the Purchase Price to be paid at closing, and any increase in such inventory shall result in a concomitant increase in the Purchase Price to be paid at closing. The amount of such reduction or increase, if any, shall be agreed upon in writing by Seller and Buyer immediately prior to closing, and such written document will constitute an amendment to this Agreement.

     1.4 Allocation. Seller and Buyer agree to the allocated fair market value of the Acquired Assets as follows:

Inventory                           $1,842,749
Furniture, Fixtures and Equipment   $   68,000
Vendor Tooling                      $  240,000
Ling name and trademark             $  171,251
                                    ----------
   TOTAL                            $2,325,000
                                    ==========

     Such allocation shall be binding on Buyer and Seller for all federal, state and local tax purposes. Buyer and Seller shall file with their respective federal income tax returns forms that shall reflect such allocation. In the event that the Purchase Price is adjusted pursuant to Section 1.3(b) above, the allocation of the Purchase Price among the Acquired Assets shall be appropriately modified to reflect increases or decreases in the inventory.

     1.5 PM10 Designs and Amplifiers. At the Closing, Seller will transfer to Buyer and Seller joint ownership of Seller's PM 10 Power Module designs listed on Section 1.5 of the Disclosure Schedule (the "PM10 Designs"). Buyer agrees that it will not use the PM10 Designs for the production of devices for the power sources market. Seller agrees that that it will not use the PM10 Designs in the production of devices for the electrodynamic vibration market. Buyer acknowledges and agrees that Seller retains all of its rights to build amplifiers for its EPT Acoustical product line, and Seller acknowledges and agrees that, effective on the Closing Date, it shall not retain rights to continue the use of the LING name or trademark. Neither party shall have any obligation to account to the other for profits derived from its use of the PM10 Designs in accordance with this Section 1.5.

     1.6 The Closing. The Closing shall take place on December , 2005 at the offices of Greenberg Traurig LLP in Boston, Massachusetts commencing at 9:00 a.m. local time on the Closing Date or at such other time and place as the parties may mutually agree upon. All transactions at the Closing shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed and no documents or certificates shall be deemed to have been delivered until all other transactions are completed and all other documents and certificates are delivered.

     1.7 Further Assurances. At any time and from time to time after the Closing, at the request of the Buyer and without further consideration, the Seller shall execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such actions as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's rights to, title in and ownership of, the Acquired Assets and to place the Buyer in actual possession and operating control thereof.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Buyer that, except as set forth in the Schedule hereto, the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). For purposes of this Article II, the phrase "to the knowledge of the Seller" or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Seller. For the purposes of this
Article II, any representation or warranty made by the Seller is made exclusively in relation to the Acquired Business.

     2.1 Organization, Qualification and Corporate Power. The Seller is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. The Seller is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction listed in Schedule 2.1, which jurisdictions constitute the only jurisdictions in which the nature of the Seller's businesses or the ownership or leasing of its properties requires such qualification, except for those jurisdictions in which the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Seller Material Adverse Effect. The Seller has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Seller has furnished to the Buyer complete and accurate copies of its Certificate of Incorporation and by-laws. The Seller is not in default under or in violation of any provision of its Certificate of Incorporation or by-laws.

     2.2 Authorization of Transaction. The Seller has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and, the performance by the Seller of this Agreement and the Ancillary Agreements and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes, and each of the Ancillary Agreements, upon its execution and delivery by the Seller, will constitute, a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     2.3 Noncontravention. Except as set forth on Schedule 2.3, neither the execution and delivery by the Seller of this Agreement or the Ancillary Agreements, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or by-laws of the Seller, (b) require on the part of the Seller any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Seller is a party or by which the Seller is bound or to which any of its respective assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which, individually or in the aggregate, would not have a Seller Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which, individually or in the aggregate, would not have a Seller Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of or acceleration of any Security Interest upon any assets of the Seller or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Acquired Assets or the Acquired Business.

     2.4 Tax Matters. The Seller has filed on a timely basis all Tax Returns that it was required to file which relate to the Acquired Business, and all such Tax Returns were complete and accurate in all material respects and all Taxes shown thereon to be due and payable have been paid in full. Seller has not received notice of any tax deficiency outstanding, proposed or assessed against it, nor does Seller have any knowledge of any basis for any tax deficiency or assessment. There are no tax liens upon, pending against or, to the best knowledge of Seller, threatened against any Acquired Assets. No examination or audit of any Tax Return of the Seller related to the Acquired Business by any Governmental Entity is currently in progress or, to the knowledge of the Seller, threatened or contemplated. The Seller has not been informed by any jurisdiction that the jurisdiction believes that the Seller was required to file any Tax Return that was not filed that related to the Acquired Business. The Seller has not waived any statute of limitations with respect to Taxes that relate to the Acquired Business or agreed to an extension of time with respect to a Tax assessment or deficiency that relates to the Acquired Business.

     2.5 Ownership and Condition of Assets.

          (a) Seller has previously provided Buyer's representatives with an opportunity to inspect the tangible personal property listed on Schedule 2.5(a).

          (b) The Seller is the true and lawful owner, and has good title to, all of the Acquired Assets, free and clear of all Security Interests, except as set forth in Schedule 2.5(b). Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Sections 5.1 and 5.2, the Buyer will become the true and lawful owner of, and will receive good title to, the Acquired Assets, free and clear of all Security Interests other than those set forth in Schedule 2.5(b).

          (c) The Acquired Assets are being sold AS IS/WITH ALL FAULTS. The machinery and equipment included in the Acquired Assets is sufficient to operate the Acquired Business as it has been conducted by the Seller during the year prior to the date hereof. None of the Acquired Assets has been affected by any fire, accident, act of God or any other casualty that materially and adversely impairs its function in the Acquired Business.

     2.6 Intellectual Property. At the Closing, Seller will deliver all of the Ling Shaker and Amplifier Intellectual Property used to operate the Acquired Business. None of the Acquired Assets or the Ling Shaker and Amplifier Intellectual Property included therein infringes upon, or is subject to any claims of such infringement upon, the Intellectual Property of any third party.

     2.7 Inventory. Schedule 2.7 lists each item of inventory held for sale by the Acquired Business other than those items listed on Schedule 1.1(b) (Excluded Assets). The inventories of Seller reflected in Schedule 2.7 have been valued in Seller's reasonable determination at the lower of cost or fair market value in accordance with GAAP except, for the purpose of any reduction or increase of the Purchase Price pursuant to Section 1.3(b) hereof, that (i) such inventory has not been and shall not be adjusted to reflect any reserves for slow moving items and (ii) such inventory has been and shall be adjusted to reflect reserves for the value of obsolete materials and materials of below standard quality.

     2.8 Contracts.

          (a) Schedule 2.8 lists the following agreements to which the Seller is a party as of the date of this Agreement that relate to the Acquired Business:

               (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties;

               (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services;

               (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which there is imposed (or may be imposed) a Security Interest on any of its assets, tangible or intangible;

               (v) any agreement concerning confidentiality or noncompetition;
and

               (vi) any other agreement (or group of related agreements) either involving more than $500 or not entered into in the ordinary course of business.

          (b) The Seller has delivered to the Buyer a complete and accurate copy of each agreement listed in Schedule 2.6 or Schedule 2.8. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) for those agreements to which the Seller is a party, the agreement is assignable by the Seller to the Buyer without the consent or approval of any party (except as set forth in Schedule 2.3) and will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) the Seller is not in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Seller, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Seller; and (iv) to Seller's knowledge, no other party to any such agreement is in breach thereof, and no party is paying liquidated damages in lieu of performance thereunder.

     2.9 Litigation. As of the date of this Agreement, there is no Legal Proceeding which is pending or has been threatened in writing against the Seller related to the Acquired Business which (a) seeks either damages or equitable relief or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

     2.10 Warranties. No product or service manufactured, sold, leased, licensed or delivered by the Seller related to the Acquired Business is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than the applicable standard terms and conditions of sale or lease of the Seller, which are set forth in Schedule 2.10.

     2.11 Environmental Matters.

          (a) In connection with the Acquired Business, the Seller has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect. There is no pending or, to the knowledge of the Seller, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Acquired Business.

          (b) The Seller is not a party to or bound by any court order, administrative order, consent order or other agreement with any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law relating to the Acquired Business.

     2.12 Legal Compliance. The Seller is currently conducting the Acquired Business in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect. The Seller has not received any notice or communication from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation relating to the Acquired Business.

     2.13 Certain Business Relationships With Affiliates. No affiliate of the Seller (a) owns any property or right, tangible or intangible, which is used in the Acquired Business, (b) has any claim or cause of action against the Seller, or (c) owes any money to, or is owed any money by, the Seller relating to the Acquired Business.

     2.14 Brokers' Fees. The Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.15 Financial Statements and Financial Condition. Seller has delivered to Buyer its summary of unaudited revenues and materials costs for the Acquired Business for the periods 2003, 2004 and 2005 (the "Financial Information"). The Financial Information is correct, complete and accurate in all material respects. Seller agrees to cooperate with Buyer after the Closing in providing such information as Seller may have and as Buyer may reasonably request to assist the Buyer in filing any necessary SEC form 8-K, or other governmental compliance or reporting requirements.

     2.16 Insurance. The Acquired Business and the Acquired Assets are covered by policies of property loss, casualty and liability insurance. There are no claims pending or, to the best knowledge of Seller, threatened under Seller's property loss, casualty or liability insurance policies, and no claim has been made thereunder during the three years preceding the date hereof. All premiums due and payable thereon have been paid, and all such policies are in full force and effect in accordance with their respective terms. Such policies are underwritten by financially sound and reputable insurers and constitute commercially reasonable insurance coverage in respect of Seller's past practice and companies similarly situated with Seller.

     2.17 Fraudulent Conveyances; Bankruptcy. Seller is not entering into this Agreement with the intent to hinder, delay or defraud present or future creditors. Seller is not now insolvent and is not, and has not been, involved in any bankruptcy or similar proceeding.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as to the Closing as though made as of the Closing.

     3.1 Organization and Corporate Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     3.2 Authorization of the Transaction. The Buyer has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

     3.3 Noncontravention. Neither the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or by-laws of the Buyer, (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

     4.1 Closing Efforts. Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Party to consummate the transactions contemplated by this Agreement are satisfied.

     4.2 Governmental and Third-Party Notices and Consents.

          (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

          (b) The Seller shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required and as are listed in the Schedules hereto.

          (c) If (i) any of the Assigned Contracts or other assets or rights constituting Acquired Assets may not be assigned and transferred by the Seller to the Buyer (as a result of either the provisions thereof or applicable law) without the consent or approval of a third party, (ii) the Seller, after using its Reasonable Best Efforts, is unable to obtain such consent or approval prior to the Closing and (iii) the Closing occurs nevertheless, then (A) such Assigned Contracts and/or other assets or rights shall not be assigned and transferred by the Seller to the Buyer at the Closing and the Buyer shall not assume the Seller's liabilities or obligations with respect thereto at the Closing, (B) the Seller shall continue to use its Reasonable Best Efforts to obtain the necessary consent or approval as soon as practicable after the Closing, and (C) upon the obtaining of such consent or approval, the Buyer and the Seller shall execute such further instruments of conveyance (in substantially the form executed at the Closing) as may be necessary to assign and transfer such Assigned Contracts and/or other assets or rights (and the associated liabilities and obligations of the Seller) to the Buyer.

     4.3 Operation of Business. Except as contemplated by this Agreement, including as set forth in the Schedules attached hereto and made a part hereof, during the period from the date of this Agreement to the Closing, the Seller shall conduct its operations relating to the Acquired Business in the ordinary course and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Seller will immediately notify Buyer in the event Seller is unable (or reasonably believes it may become unable) to comply with the requirements of this Section 4.3.

     4.4 Exclusivity. The Seller shall not, and the Seller shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Acquired Business or engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

                                    ARTICLE V

                              CONDITIONS TO CLOSING

     5.1 Conditions to Obligations of each Party. The respective obligations of each Party to consummate the transactions contemplated by this Agreement to be consummated at the Closing are subject to the satisfaction of the following conditions:

          (a) The Buyer shall have obtained the requisite financing sufficient to pay the consideration required in connection with the purchase of the Acquired Assets; and

          (b) the Buyer and the Seller shall have executed and delivered to each other a cross-receipt in the form attached hereto and made a hereof as Exhibit C evidencing the transactions referred to above;

          (c) Buyer shall have conducted its due diligence with respect to the Seller's books and records that relate to the Acquired Business and shall have taken an inventory, verified by the Seller's financial records that relate to the Acquired Business.

          (e) This Agreement and the execution hereof by each of the parties hereto shall have been ratified by their respective Boards of Directors.

     5.2 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following additional conditions:

          (a) the Seller shall have obtained at its own expense (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Seller, except for any failure of which to obtain or effect would not, individually or in the aggregate, have a material adverse effect on the right of the Buyer to own, operate or control the Acquired Assets following the Closing or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

          (b) the representations and warranties of the Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing, except to the extent that the inaccuracy of any such representation or warranty is the result of events or circumstances occurring subsequent to the date of this Agreement and any such inaccuracies, individually or in the aggregate, would not have a material adverse effect on the right of the Buyer to own, operate or control the Acquired Assets following the Closing or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

          (c) the Seller shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (d) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control any of the Acquired Assets, or to conduct the Acquired Business as currently conducted by the Seller, following the Closing, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (e) the Seller shall have delivered to the Buyer the Seller Certificate, the Seller's Secretary Certificate, and the Ancillary Agreements;

          (f) the Seller shall have delivered to the Buyer an update of each list contained in the Schedules hereto that lists or describes Acquired Assets;

          (g) the Buyer shall have received such other certificates, instruments and evidence (including certificates of good standing of the Seller in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing; and

          (h) Seller shall have delivered to Buyer the Acquired Assets, the Ancillary Agreements and such other good and sufficient instruments of transfer and conveyance, in form and substance reasonably satisfactory to Buyer and its counsel, as shall be effective to vest in Buyer, and to evidence the vesting in Buyer of, good and marketable title to the Acquired Assets as provided for herein.

     5.3 Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following additional conditions:

          (a) the Buyer shall pay to the Seller, payable by wire transfer of immediately available funds to an account designated by the Buyer, the Purchase Price set forth in Section 1.3;

          (b) the representations and warranties of the Buyer set forth in the first sentence of Section 3.1 and in Section 3.2 and any representations and warranties of the Buyer set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

          (c) the Buyer shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (d) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (e) the Buyer shall have delivered to the Seller the Buyer Certificate, the Buyer Secretary's Certificate and the Ancillary Agreements;

          (f) The Buyer shall have delivered certificates of insurance naming the Seller as additional insured as required pursuant to Section 6.6 hereof; and

          (g) the Seller shall have received such other certificates and instruments (including certificates of good standing of the Buyer in its jurisdiction of organization, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

     6.1 Proprietary Information. From and after the Closing, the Seller shall not disclose or make use of (except to pursue its rights under this Agreement and the Ancillary Agreements), any knowledge, information or documents of a confidential nature or not generally known to the public with respect to Acquired Assets except (i) such information relating to the PM10 Designs in the power systems market, and (ii) to the extent that such knowledge, information or documents shall have become public knowledge other than through improper disclosure by the Seller or an affiliate. The Seller shall, if reasonably requested by the Buyer, enforce, for the benefit of the Buyer, all confidentiality, invention assignments and similar agreements between the Seller and any other party relating to the Acquired Assets. In the event that, after the Closing Date, either Party shall discover that it is holding in its possession Intellectual Property that is the property of the other Party in accordance with the terms of this Agreement, such Party will immediately notify the other Party and undertake best efforts to deliver such Intellectual Property to the other Party within a commercially reasonable time frame.

     6.2 Non-Competition.

          (a) For a period of 3 years after the Closing Date, the Seller shall not, either directly or indirectly as a stockholder, investor, partner, consultant or otherwise, (i) design, develop, manufacture, market, sell or license any product or provide any service anywhere in the world which is competitive with the Acquired Business, including any product designed, developed (or under development), manufactured, sold or licensed or any service provided by the Acquired Business within the three-year period prior to the Closing Date or (ii) engage anywhere in the world in any business competitive with the Acquired Business as conducted as of the Closing Date or during the three-year period prior to the Closing Date. The Seller shall notify Buyer of, and, if reasonably requested by the Buyer, enforce, for the benefit of the Buyer, all non-competition and similar agreements between the Seller and any other party which are not Assigned Contracts.

          (b) The Seller agrees that the duration and geographic scope of the non-competition provision set forth in this Section 6.2 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

          (c) Each Party shall, and shall use its best efforts to cause its affiliates to, refer all inquiries regarding the business, products and services of the other Party to such Party within a commercially reasonable time frame.

     6.3 Tax Matters. Each of the Buyer and Seller shall equally share and pay promptly when due any and all sales/use tax incurred in connection with the transactions contemplated by this Agreement.

     6.4 Cooperation in Litigation. From and after the Closing Date, each Party shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other Party relating to or arising out of the conduct of the business of the Seller or the Buyer prior to or after the Closing Date (other than litigation among the Parties and/or their affiliates arising out the transactions contemplated by this Agreement). The Party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the Party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such Party or its officers, directors, employees and agents, for their time spent in such cooperation.

     6.5 Solicitation and Hiring. It is understood and agreed between the parties that the transaction set forth herein does not include any employees of Seller, and that Seller shall retain all liabilities and obligations with respect to its employees as set forth in subparagraph (f) of "Retained Liabilities" in Article IX hereof. It is acknowledged and agreed that the Seller will be terminating the employment of any such employee that it does not wish to employ following the Closing Date. Notwithstanding the above, Buyer may, but shall not be obligated to, discuss employment possibilities with employees of Seller who have been directly involved in the Acquired Business. Such discussions will only take place, however, with the prior consent of Seller, which shall not be unreasonably withheld. Under no circumstances shall the Buyer contact the following individuals: Tom Braz, Greg Hunt, and Jim O'Rourke. Except as provided herein, in the event that Buyer should employ any employee of Seller pursuant to this paragraph, Buyer shall have no liability to Seller arising therefrom. In addition, Buyer shall have no obligation to continue any the terms of any employee contract, salary level, employee benefit, vesting, seniority right or any other matter relating to the employees' employment with Seller.

     It is understood and agreed between the parties that Seller utilized certain contractors in its conduct of the Acquired Business prior to Closing. Seller will provide Buyer with the contact and other information regarding such contractors and will assist Buyer in the continuing utilization of such contractors in Buyer's business after Closing.

     Except as provided above, for a period of 1 year after the Closing Date, the Seller and the Buyer shall not, either directly or indirectly (including through an Affiliate), (a) solicit or attempt to induce any employee or contractor to terminate his employment or contract with the Seller or the Buyer or any subsidiary of the Buyer or (b) hire or attempt to hire or otherwise retain any such employee or contractor; provided, that this clause (b) shall not apply to any individual whose employment with the Seller, Buyer or a subsidiary of the Buyer has been terminated for a period of six months or longer. The Seller and the Buyer shall enforce, for the benefit of the other, all confidentiality, non-solicitation and non-hiring assignments and similar agreements between the Seller or the Buyer and any other party which are not Assigned Contracts.

     6.6 Removal of Inventory and Equipment. The Buyer shall remove all inventory and equipment that constitute Acquired Assets from the Seller's premises no later than 60 days after the Closing Date. In the event that Buyer is unable to remove the Acquired Assets at or before the expiration of 60 days after the Closing Date, for reasons not caused by Seller, Buyer shall pay rent in the amount of $500.00 per day for housing such Acquired Assets until they are removed from Seller's premises. Buyer shall maintain insurance on the inventory and equipment effective as of the Closing Date, and Seller shall be named as an additional insured on the Buyer's property loss and casualty insurance. Buyer shall pay all costs and expenses related to the removal of the inventory and equipment and shall obtain all other insurance and/or bonding necessary to remove the inventory and equipment from the premises. Except to the extent caused by the negligence or intentional misconduct of the Seller or its agents, under no circumstances shall the Seller be liable to the Buyer or any third party for any loss, damage or unauthorized removal of the inventory and equipment. Buyer shall deliver evidence of all insurance coverage naming the Seller as additional insured prior to the Closing Date.

     6.7 Retained Assets. The Buyer acknowledges and agrees that the assets set forth on Schedule 1.1(b) are owned by the Seller and are not acquired by the Buyer under the terms of this Agreement. In the event that the Seller sells the assets on the attached Schedule 1.1(b) to a customer after the Closing Date and the customer requires parts or service on the assets, the Buyer agrees to supply such parts or service at actual variable cost to be charged to the Seller.

     6.8 Warranty. Buyer accepts any warranty liabilities for products and services shipped from the Seller prior to the Closing Date; however, in the event that any portions of sales orders were not shipped prior to the Closing Date, the Seller retains the responsibility to complete such sales orders. In the event that the Seller does need to complete a sales order, the Buyer agrees to supply parts and/or services that are required to complete those orders at actual variable cost.

     6.9 UCC Termination. Immediately upon Closing, the Seller shall file the UCC 3 amendment statement with the Secretary of State of the State of Delaware releasing the liens held in the Acquired Assets by Silicon Valley bank.

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 Indemnification by Seller. Seller agrees to indemnify and hold Buyer and its respective affiliates and persons serving as officers, directors, partners or employees thereof harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims, and including all amounts paid in investigation, defense or settlement of the foregoing) ("claims") which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

          (a) breach by Seller of any of its representations, warranties, covenants or agreements under this Agreement or in any Ancillary Agreement, certificate, schedule or exhibit delivered pursuant hereto;

          (b) any failure by Seller to perform and discharge any covenant or agreement of the Seller contained in the Agreement or any Ancillary Agreement, or other agreement or instrument furnished by the Seller to the Buyer pursuant to this Agreement;

          (c) any Retained Liabilities; and

          (d) pre-closing activities of the Seller relating to the Acquired Business except to the extent that the same constitute Assumed Liabilities.

     7.2 Indemnification by Buyer. Buyer agrees to indemnify and hold Seller and its respective affiliates and persons serving as officers, directors or employees thereof harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims, and including all amounts paid in investigation, defense or settlement of the foregoing) ("claims") which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

          (a) breach by Buyer of any of its representations, warranties or covenants under this Agreement or in any Ancillary Agreement, certificate, schedule or exhibit delivered pursuant hereto; and

          (b) any failure by Buyer to perform and discharge any covenant or agreement of the Buyer contained in the Agreement or any Ancillary Agreement, or other agreement or instrument furnished by the Buyer to the Seller pursuant to this Agreement;

          (c) any Assumed Liabilities; and

          (d) post-closing activities of the Buyer relating to the operation of the Acquired Business.

     7.3 Notice; Defense of Claims An Indemnified Party may make claims for indemnification hereunder by giving written notice thereof to the Indemnifying Party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the Indemnified Party shall also give written notice thereof to the Indemnifying Party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the Indemnifying Party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within 20 days after receiving such notice, the Indemnifying Party shall give written notice to the Indemnified Party stating whether it disputes the claim for indemnification and whether it will defend against any third-party claim or liability at its own cost and expense. If the Indemnifying Party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The Indemnifying Party shall be entitled to direct the defense against a third-party claim or liability with counsel selected by it (subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld) as long as the Indemnifying Party is conducting a good faith and diligent defense. The Indemnified Party shall at all times have the right to fully participate in the defense of a third-party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Indemnified Party may engage separate counsel at the expense of the Indemnifying Party. If no such notice of intent to dispute and defend a third-party claim or liability is given by the Indemnifying Party, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to undertake the defense of such claim or liability (with counsel selected by the Indemnified Party), and to compromise or settle it, exercising reasonable business judgment. If the third-party claim or liability is one that by its nature cannot be defended solely by the Indemnifying Party, then the Indemnified Party shall make available such information and assistance as the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense, at the expense of the Indemnifying Party. Except for claims of fraud, intentional misrepresentation, and willful misconduct of Seller, and claims for breach of Seller's representations regarding broker fees, Buyer shall not have the right to bring any claim for indemnification with respect to the breach of a representation or warranty until the aggregate amount of Buyer claims for indemnification exceed $30,000. Once said $30,000 threshold is met, however, such indemnification shall commence at $30,000.

     7.4 Treatment of Indemnity Payments. Any payments made to an Indemnified Party pursuant to this Article VII shall be treated as an adjustment to the Purchase Price for tax purposes.

     7.5 Limitations. Notwithstanding anything to the contrary contained herein or in any Ancillary Agreement, each Party's indemnification obligations shall terminate 18 months following the execution of this Agreement (the "Indemnification Period"), except for those claims for which notice has been properly given pursuant to Section 7.3 herein, within such Indemnification Period, and except for those claims that are based on fraud, intentional misrepresentation, willful misconduct, product liability, infringement claims by third parties, or breach of the Parties' obligations of confidentiality or non-competition. Each Party's aggregate liability for indemnification claims, except to the extent such claims are based on fraud, intentional misrepresentation, willful misconduct, product liability, infringement claims by third parties, or the breach of the Parties' obligations of confidentiality or noncompetition, shall not exceed the Purchase Price.

                                  ARTICLE VIII

                                   TERMINATION

     8.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing, as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent;

          (b) the Buyer may terminate this Agreement by giving written notice to the Seller in the event the Seller is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (b) or (c) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Seller of written notice of such breach;

          (c) the Seller may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Seller to the Buyer of written notice of such breach;

     8.2 Effect of Termination. If either Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of a Party for willful breaches of this Agreement, in any event, not to exceed the Purchase Price).

                                   ARTICLE IX

                                   DEFINITIONS

     For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

     "Acquired Assets" shall mean all of the right, title and interest of Seller in and to all of the following assets, wherever located, whether now owned or acquired on or after the date hereof but prior to the Closing, whether tangible or intangible (including, without limitation, goodwill) provided, however, that Acquired Assets shall in no event include any of the Excluded Assets:

          (a) all raw materials, work in process, finished goods, supplies, packaging materials, spare parts and inventories expressly listed on the attached Schedule 2.5(a);

          (b) the machinery, tools and equipment expressly listed on the attached Schedule 2.5(a);

          (c) all Ling Shaker and Amplifier Intellectual Property utilized by Seller in the Acquired Business or attributed to the Acquired business, including without limitation Seller's trademarks expressly listed on the attached Schedule 2.6(a) (the "Ling Shaker and Amplifier Intellectual Property");

          (d) the Seller's rights under Assigned Contracts relating to the Acquired Business and expressly listed on the attached Schedule 2.8;

          (e) all customer and prospect lists, manufacturing and procedural manuals, Intellectual Property records, sales and promotional materials, studies, reports and other similar printed or written materials, electronic and optical data files, and computer records relating to the Acquired Assets or necessary to conduct the Acquired Business;

          (f) all claims, demands, judgments, rights, choses in action related to the Acquired Business;

          (g) the PM10 Designs (in joint ownership with the Seller) and all assets and Intellectual Property of Seller necessary for Buyer to manufacture and sell PM10 Designs in accordance with Section 1.5 hereof; provided, however, that Seller may copy such Intellectual Property for its use and at its expense to the extent necessary to exercise its rights in the PM10 Designs under Section
1.5 hereof; and

          (h) all those items listed on the physical inventory of the Acquired Business conducted in October, 2005 and updated as of November 15, 2005, as shown in Schedule 2.7, except such of those items as may have been disposed of in the ordinary course of Seller's business prior to Closing.

     "Acquired Business" means all of the business of Seller manufacturing and selling Ling Shaker and Amplifier Assets for the electrodynamic market and expressly excluding the Starsine and EPT Acoustical product lines and related Intellectual Property necessary to market the Starsine and EPT Acoustical product lines.

     "Ancillary Agreements" shall mean the Bill of Sale and other instruments of conveyance referred to in Article V, and the instrument of assumption and other instruments referred to in Article V.

     "Assigned Contracts" shall mean any contracts, agreements, vendor orders or instruments to which the Seller is a party which relate exclusively to the Acquired Business as listed on Schedule 2.8.

     "Assumed Liabilities" shall mean all of the following liabilities of the
Seller:

          (a) all obligations of the Seller arising after the Closing under the Assigned Contracts;

          (b) all obligations of the Seller to its customers for the warranty, repair, replacement or return of products manufactured or sold by the Acquired Business prior to the Closing; and

          (c) all obligations of the Seller to its customers for the warranty, repair, replacement or return of products set forth on Schedule 1.1(b) that are manufactured or sold after the Closing, which warranty claims will be charged back from the Buyer to the Seller at actual variable cost.

     "Bill of Sale" shall mean a bill of sale substantially in the form set forth in Exhibit A attached hereto and made a part hereof.

     "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

     "Buyer Certificate" shall mean a certificate, signed by an authorized officer of Buyer, to the effect that each of the conditions specified in clauses
(a) through (d) (insofar as clause (d) relates to Legal Proceedings involving the Buyer) and (f) of Section 5.3 is satisfied in all respects.

     "Buyer Secretary's Certificate" shall be a certificate by the Buyer's secretary or assistant secretary (i) certifying the Buyer's articles of incorporation, bylaws, and good standing, (ii) certifying the approval of the execution of this Agreement by the Buyer's board of directors, and (iii) certifying the authority of the officer(s) of Buyer executing this Agreement.

     "CERCLA" shall mean the Federal Comprehensive Response, Compensation and Liability Act of 1980, as amended.

     "Closing" shall mean the closing of the transactions contemplated by this Agreement.

     "Closing Date" shall mean the date of the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article V). The Parties shall use reasonable commercial efforts to complete Closing on the date set forth in Section 1.5 hereof, or such other date as may be mutually agreeable to the Parties.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Customer Deliverables" shall mean the products that the Acquired Business currently manufactures, markets, sells or licenses, and the services that it currently provides.

     "Environmental Law" shall mean any federal, state or local law, statute, rule, order, directive, judgment, Permit or regulation or the common law relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (i) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) transfer of interests in or control of real property which may be contaminated; (vi) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (vii) the protection of wild life, marine life and wetlands, and endangered and threatened species; (viii) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (ix) health and safety of employees and other persons. As used above, the term "release" shall have the meaning set forth in CERCLA.

     "Excluded Assets" shall mean the following assets of the Seller:

          (a) all trade and other accounts receivable and notes and loans receivable that are payable to the Seller on the Closing Date, and all trade and other accounts receivable and notes and loans receivable that are payable to the Seller in connection with the assets listed on Schedule 1.1(b) attached hereto, and all rights to unbilled amounts for products delivered by Seller or services provided by Seller, together with any security held by the Seller for the payment thereof;

          (b) any inventory shipped to a verifiable customer prior to the Closing Date;

          (c) all rights relating to refunds, recovery or recoupment of Taxes;

          (d) any of the rights of the Seller under this Agreement or under the Ancillary Agreements;

          (e) those assets, including work in process and finished goods, listed on Schedule 1.1(b) attached hereto;

          (f) the Starsine and EPT Acoustical product lines and the PM10 Designs to the extent provided for under Section 1.5 hereof, and copies of related Intellectual Property necessary to manufacture and market the Starsine and EPT Acoustical product lines and the PM10 Designs for the power market;

          (g) employees of the Seller and all contracts of employment and contractor's contracts; and

          (h) any other assets of the Seller not included within the definition of the Acquired Assets.

     "GAAP" shall mean United States generally accepted accounting principles.

     "Governmental Entity" shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

     "Indemnified Party" shall mean a party entitled, or seeking to assert rights, to indemnification under Article VII of this Agreement.

     "Indemnifying Party" shall mean the party from whom indemnification is sought by the Indemnified Party.

     "Intellectual Property" shall mean all:

          (a) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations;

          (b) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof;

          (c) copyrights and registrations and applications for registration thereof;

          (d) mask works and registrations and applications for registration thereof;

          (e) computer software, data and documentation;

          (f) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, drawings, designs, formulas, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information;

          (g) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and

          (h) copies and tangible embodiments thereof.

     "Legal Proceeding" shall mean any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

     "Materials of Environmental Concern" shall mean any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal

Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

     "Parties" shall mean the Buyer and the Seller.

     "Purchase Price" shall mean the purchase price to be paid by the Buyer for the Acquired Assets at the Closing, as set forth in Section 1.3.

     "Reasonable Best Efforts" shall mean best efforts, to the extent commercially reasonable.

     "Retained Liabilities" shall mean any and all liabilities or obligations (whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due and accrued or unaccrued, and whether claims with respect thereto are asserted before or after the Closing) of the Seller which are not Assumed Liabilities. The Retained Liabilities shall include, without limitation, all liabilities and obligations of the Seller:

          (a) for costs and expenses, including but not limited to obligations for Taxes incurred by Seller in connection with this Agreement or the consummation of the transactions contemplated by this Agreement;

          (b) under this Agreement or the Ancillary Agreements;

          (c) under any agreements, contracts, leases or licenses which are listed on Schedule 1.1(b), except as otherwise set forth in Section 6.8 of this Agreement;

          (d) arising out of events, conduct or conditions existing or occurring prior to the Closing, including but not limited to product liability claims, or any violation of or non-compliance with any law, rule or regulation (including Environmental Laws), any judgment, decree or order of any Governmental Entity, or any Permit or that give rise to liabilities or obligations with respect to Materials of Environmental Concern;

          (e) related to or arising out of the Excluded Assets;

          (f) to employees of Seller, including without limitation employment contracts, workers' compensation awards, incentive compensation accrued, ERISA benefits, pension costs accrued, benefits accrued or claims payable pursuant to the benefit plans of Seller, payroll, payroll tax accruals, and income, franchise, excise, sales, use, personal, real property and employment taxes (or any other taxes or similar imposts) to the extent that they relate to the period prior to the Closing or to termination of the employment of such employees as a result of this Agreement; and

          (g) arising out of or related to that certain Sales Representative Agreement between Seller and Dataphysics, which agreement expired at the end of September, 2005.

     "Schedule(s)" shall mean the disclosure schedule provided by the Seller to the Buyer on the date hereof, attached to this Agreement and made a binding part hereof.

     "Security Interest" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law).

     "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

     "Seller Certificate" shall mean a certificate, signed by an authorized officer of the Seller, to the effect that each of the conditions specified in clauses (a) through (d) (insofar as clause (d) relates to Legal Proceedings involving the Seller) of Section 5.2 is satisfied in all respects.

     "Seller Secretary's Certificate" shall be a certificate by the Seller's secretary or assistant secretary (i) certifying the Seller's articles of incorporation, bylaws, and good standing, (ii) certifying the approval of the execution of this Agreement by the Seller's board of directors, and (iii) certifying the authority of the officer(s) of Seller executing this Agreement.

     "Seller Intellectual Property" shall mean the Intellectual Property owned by or licensed to the Seller and covering, incorporated in, underlying or used in connection with the Customer Deliverables.

     "Seller Material Adverse Effect" shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (i) the business, assets, liabilities, capitalization, prospects, condition (financial or other), or results of operations of the Seller relating to the Acquired Business.

     "Taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

     "Tax Returns" shall mean all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 Press Releases and Announcements. Neither Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Party and provide it with a copy of the proposed disclosure prior to making the disclosure).

     10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.


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

     10.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, with respect to the subject matter hereof.

     10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided that the Buyer may assign its rights, interests and/or obligations hereunder to a wholly-owned subsidiary of the Buyer provided that such subsidiary expressly assumes the obligations of the Buyer hereunder and the Buyer guarantees the prompt payment and performance of such subsidiary's obligations in connection herewith and with any Ancillary Documents, in each case by way of agreements in form and substance reasonably satisfactory to the Seller.

     10.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

     10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

          If to the Seller:                      Copy to:
          SatCon Power Systems                   Jonathan Bell, Esq.
          c/o Satcon Techonlogy Corporation      Greenberg Traurig, LLP
          Attention: David O'Neil, Vice          One International Place,
          President of Finance and Treasurer     20th Floor
          27 Drydock Avenue                      Boston, MA 02110
          Boston, MA 02210

          If to the Buyer:                       Copy to:
          Qualmark Ling Corporation              Mark W. Reinhardt, Esq.
          c/oMr. Charles Johnston                Reinhardt & Associates, LLC
          Chief Executive Officer                440 Williams Street
          QualMark Corporation                   Denver, CO 80218
          4580 Florence St.                      Fax: 303-388-9766
          Denver, CO 80238
          Fax: 303-254-8343

          and

          Mr. Anthony Scalese
          Chief Financial Officer
          QualMark Corporation
          4580 Florence St. Denver,
          CO 80238
          Fax: 303-254-8343


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

     Either Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Massachusetts.

     10.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either Party of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by either Party with respect to any default, misrepresentation, or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     10.11 Expenses. Except as set forth in Article VII, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     10.12 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement (including Sections 6.1 and 6.2) are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     10.13 Confidentiality. Seller's parent company, Satcon Technology Corporation and Buyer's parent company, QualMark Corporation, have previously executed that certain Confidentiality and Non-Disclosure Agreement dated August 23, 2005 and attached hereto and made a part hereof as Exhibit D, and agree that such Confidentiality and Non-Disclosure Agreement will survive and govern the exchange of information between the parties under this Agreement.

     10.14 Construction.

          (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

          (b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          (c) Any reference herein to "including" shall be interpreted as "including without limitation".

          (d) Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

     10.15 Survival. Any provision of this Agreement which by its nature is intended to survive the termination of this Agreement, including but not limited to the warranty, representation, indemnity, and confidentiality provisions hereof, shall, except to the extent expressly limited herein, so survive.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                        QUALMARK LING CORPORATION


                                        By: /s/ Anthony Scalese
                                            ------------------------------------
                                        Name: Anthony Scalese
                                        Title: CFO


                                        SATCON POWER SYSTEMS, INC.


                                        By: /s/ David B. Eisenhaure
                                            ------------------------------------
                                        Name: David B. Eisenhaure
                                        Title: Assistant Secretary